EXHIBIT (a)(2)

TICKETS.COM, INC.

FORM OF LETTER OF TRANSMITTAL
(Election to Participate)

PARTICIPATION INSTRUCTIONS:

     1. COMPLETE THIS FORM, SIGN IT, AND RETURN IT TO MELISSA WASHINGTON OF THE HUMAN RESOURCES DEPARTMENT OF TICKETS.COM, INC. EITHER BY HAND DELIVERY OR BY FAX AT (714) 327-5512. YOU ALSO CAN MAIL IT TO TICKETS.COM, INC., 555 ANTON BOULEVARD, 11th FLOOR, COSTA MESA, CALIFORNIA, 92626, ATTENTION: MELISSA WASHINGTON. THIS FORM MUST BE RECEIVED BY OUR HUMAN RESOURCES DEPARTMENT BEFORE 9:00 P.M., PACIFIC TIME, ON JULY 29, 2002.

     2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM THE HUMAN RESOURCES DEPARTMENT OF TICKETS.COM, INC. PLEASE NOTE THAT EMPLOYEES WHO RETURN FORMS IMMEDIATELY PRIOR TO JULY 29, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION PRIOR TO SUCH DATE.

     I am an employee of Tickets.com, Inc. (“Tickets” or “the Company”). I have received the Offer to Exchange Certain Outstanding Options for New Options (“Offer to Exchange”). I understand that I may cancel any options having an exercise price greater than or equal to $6.00 per share under the Company’s 1999 Stock Incentive Plan or its predecessor plans or the TicketsLive Corporation Amended and Restated Stock Award and Incentive Plan. I also understand that if I cancel any of these options, I must cancel all options granted on or after December 28, 2001, regardless of the exercise price. In return for the cancellation of eligible options, I will be granted a new option(s) no earlier than the date that is six months and one day following the date the Company cancels the eligible option(s) accepted for exchange (the “replacement grant date”), provided that I am still employed by the Company on that date. The number of shares subject to each new option will be three-fourths the number of shares subject to the corresponding canceled option, subject to adjustments for any stock splits, stock dividends and similar events. Each new option will have the same vesting schedule as the corresponding canceled option. The exercise price of the new option(s) will be equal to the closing sales price of the Company’s common stock as reported on Nasdaq on the replacement grant date (or the last trading day before the replacement grant date, if the market for trading in the Company’s common stock is closed on such date). The term of each new option will end on the same day that the corresponding option would have terminated.

     I UNDERSTAND THAT THE EXERCISE PRICE OF MY NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF MY OLD OPTIONS RESULTING IN A LOSS OF SOME OR ALL OF THE BENEFITS OF EXCHANGING MY OPTIONS.

     I UNDERSTAND THAT MY EMPLOYMENT WITH TICKETS IS ON AN AT-WILL BASIS AND THAT NOTHING IN THE OFFER TO EXCHANGE OR STOCK OPTION EXCHANGE PROGRAM MODIFIES OR CHANGES THAT, AND THAT IF MY EMPLOYMENT WITH TICKETS OR ONE OF ITS SUBSIDIARIES IS TERMINATED BY ME OR TICKETS VOLUNTARILY, INVOLUNTARILY, OR FOR ANY REASON OR NO REASON, BEFORE MY NEW OPTIONS ARE GRANTED, I WILL NOT HAVE A RIGHT TO ANY STOCK OPTIONS THAT WERE PREVIOUSLY CANCELED, AND I WILL NOT HAVE A RIGHT TO THE GRANT THAT I WOULD HAVE BEEN ELIGIBLE TO RECEIVE ON THE REPLACEMENT GRANT DATE. I FURTHER UNDERSTAND THAT IN THE EVENT OF A CORPORATE TRANSACTION (SUCH AS A MERGER OR REORGANIZATION) OF TICKETS OCCURRING BEFORE THE REPLACEMENT GRANT DATE, IT IS POSSIBLE THAT I WILL NOT RECEIVE REPLACEMENT OPTIONS, SECURITIES OF THE SURVIVING CORPORATION OR OTHER CONSIDERATION IN EXCHANGE FOR MY CANCELED OPTIONS.

     I further understand that I will not be eligible to receive any other stock options until the replacement grant date.

     I recognize that, under certain circumstances stated in the Offer to Exchange, the Company may terminate or amend the Stock Option Exchange Program and postpone its acceptance and cancellations of any options elected for exchange. In such event, I understand that the options delivered with this Letter of Transmittal but not accepted for exchange will be returned to me.

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     I HEREBY ELECT TO EXCHANGE AND CANCEL AND GIVE UP MY ENTIRE OWNERSHIP INTEREST IN THE OPTIONS LISTED BELOW.

No. of Shares
Outstanding Under
Option No.	Grant Date	Such Option	Exercise Price

     Additionally, pursuant to the terms and subject to the conditions of the Offer to Exchange and this Letter of Transmittal, I hereby elect to exchange and cancel all options granted on or after December 28, 2001 (even if I did not list those options in the table above). I acknowledge that this election is entirely voluntary. I also acknowledge that I will be unable to revoke this Letter of Transmittal (Election to Participate) after 9:00 p.m., Pacific Time, on July 29, 2002.

     Finally, I agree that Tickets may confirm its receipt and acceptance of this Letter of Transmittal by sending notice to my regular Tickets e-mail address.

Signature of Optionee	Date

Name of Optionee	Country where employed

Social Security Number (U.S. employees)

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INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal.

     A properly completed and executed original of this Letter of Transmittal (or a facsimile of it), and any other documents required by this Letter of Transmittal, must be received by Melissa Washington on or before 9:00 p.m., Pacific Time, on July 29, 2002 (the “Expiration Date”). If possible, please hand deliver your form to Melissa Washington. Otherwise, you can return your form by facsimile at (714) 327-5512, or by mail to Tickets.com, Inc., 555 Anton Boulevard, 11th Floor, Costa Mesa, CA 92626, Attention Melissa Washington.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO CONFIRM THE RECEIPT OF YOUR ELECTION FORM PROMPTLY; IF YOU HAVE NOT RECEIVED SUCH A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR LETTER OF TRANSMITTAL HAS BEEN RECEIVED BY THE COMPANY.

     2. Withdrawal. Tenders of options made through the Offer to Exchange may be withdrawn at any time before the Expiration Date. If the Company extends the Offer to Exchange beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer to Exchange. In addition, although the Company currently intends to accept your validly tendered options promptly after the expiration of the Offer to Exchange if the Company does not accept your offer by 9:00 p.m., Pacific Time, on August 26, 2002, you may withdraw your offer at any time after August 26, 2002. To withdraw tendered options, a signed and dated Notice of Withdrawal (Election Not to Participate) must be received by Melissa Washington of the Company’s Human Resources Department while you still have the right to withdraw the tendered options. If possible, please hand deliver the Notice of Withdrawal to Melissa Washington. Otherwise, you can return your form by facsimile at (714) 327-5512 or by mail to Tickets.com, Inc., 555 Anton Boulevard, 11th Floor, Costa Mesa, CA 92626, Attention Melissa Washington. Withdrawals may not be rescinded and any eligible options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer to Exchange unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Letter of Transmittal following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Notice of Withdrawal will be disregarded and will be considered replaced in full by the new Election Not to Participate.

     3. Inadequate Space.

     If the space provided in this Letter of Transmittal is inadequate, the information requested by the table on this Letter of Transmittal regarding the options to be tendered should be provided on a separate schedule attached to this Letter of Transmittal. Print your name on this schedule and sign it. The schedule should be delivered with the Letter of Transmittal, and will thereby be considered part of this Letter of Transmittal.

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     4. Tenders.

     If you intend to tender options through the Offer to Exchange, you must complete the table on this Letter of Transmittal by providing the following information for each option that you intend to tender:

• Option number,

• Grant date,

• The total number of unexercised option shares subject to the option; and

• Exercise price.

     The Company will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the eligible options you decide to tender. Please remember that only options with an exercise price of $6.00 per share or more are eligible for exchange. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your options that were granted to you on or after December 28, 2001, even if those options have exercise prices of less than $6.00 per share.

     5. Signatures on This Letter of Transmittal.

     If this Letter of Transmittal is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

     If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to act in that capacity must be submitted with this Letter of Transmittal.

     6. Requests for Assistance or Additional Copies.

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter of Transmittal, may be directed to Melissa Washington, at Tickets.com, Inc., 555 Anton Boulevard, 11th Floor, Costa Mesa, California, 92626, telephone number (714) 327-5484. Copies will be furnished promptly at the Company’s expense.

     7. Irregularities.

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion. The Company’s determinations shall be final and binding on all parties. The Company reserves the

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right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer to Exchange and any defect or irregularity in the tender of any particular options, and the Company’s interpretation of the terms of the Offer to Exchange (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects or irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY BEFORE 9:00 P.M., PACIFIC TIME, ON JULY 29, 2002.

     8. Additional Documents to Read.

     You should be sure to read the Offer to Exchange and all documents referenced therein before deciding to participate in the Stock Option Exchange Program.

     9. Important Tax Information.

     You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.

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